SICHENZIA ROSS FRIEDMAN FERENCE LLP
                      1065 Avenue of The Americas, 21st Fl.
                               New York, NY 10018
               Telephone: (212) 930-9700 Facsimile: (212) 930-9725

                                 August 31, 2006

VIA ELECTRONIC TRANSMISSION
Securities and Exchange Commission
100 F Street, N.E.
Washington, DC 20549

Re: PowerLinx, Inc.
Form SB-2 Registration Statement, Amendment No.1 (File No. 333-135168)

Ladies and Gentlemen:

We refer to the above-captioned registration statement on Form SB-2, Amendment No.1, (the "Registration Statement") under the Securities Act of 1933, as amended (the "Act"), filed by PowerLinx, Inc., a Nevada corporation (the "Company"), with the Securities and Exchange Commission.

We have examined the originals, photocopies, certified copies or other evidence of such records of the Company, certificates of officers of the Company and public officials, and other documents as we have deemed relevant and necessary as a basis for the opinion hereinafter expressed. In such examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as certified copies or photocopies and the authenticity of the originals of such latter documents.

Based on our examination mentioned above, we are of the opinion that the issued securities being sold pursuant to the Registration Statement are duly authorized and legally and validly issued and securities that have not been issued as of the date of this Registration Statement, will be, when issued in the manner described in the Registration Statement, legally and validly issued, fully paid and non-assessable under the laws of the State of Nevada, including statutory provisions, all applicable provisions under the Nevada state constitution, and reported judicial decisions interpreting those laws.

We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement, Amendment No.1, and to the reference to our firm under "Legal Matters" in the related Prospectus. In giving the foregoing consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Act, or the rules and regulations of the Securities and Exchange Commission.

Very truly yours,

Sichenzia Ross Friedman Ference LLP